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                                                                    EXHIBIT 99.1

               IN THE COURT OF CHANCERY IN THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY

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MARY CRESCENTE,
                                                        Civil Action No. 19854

                      Plantiff,

           -against-

PURE RESOURCES, INC., JACK D. HIGHTOWER,
GEORGE G. STALEY, HERBERT C. WILLIAMSON, III,
TIMOTHY H. LING, DARRELL D. CHESSUM, KEITH A.
COVINGTON, GRAYDON H. LAUGHBAUM, H.D. MAXWELL and UNOCAL CORPORATION,

                      Defendants.

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                             CLASS ACTION COMPLAINT

         Plaintiff, by her attorneys, for her complaint against defendants, alleges upon personal knowledge with respect to paragraph 2, and upon information and belief as to all other allegations herein, as follows:

                              NATURE OF THE ACTION

         1. This is a stockholders' class action on behalf of the public stockholders of Pure Resources, Inc. ("Pure" or the "Company") to enjoin the proposed acquisition of the publicly owned shares of Pure's common stock by its controlling shareholder, defendant Unocal Corporation ("Unocal").

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                                  THE PARTIES

               2. Plaintiff has been the owner of the common stock of the Company since prior to the transaction herein complained of and continuously to date.

               3. Pure is a corporation duly organized and existing under the laws of the State of Delaware.

               4. Unocal is a corporation duly organized and existing under the laws of Delaware. Unocal owns approximately 65% of the Company's outstanding common stock.

               5. Defendant Jack D. Hightower is Chief Executive Officer, President and Chairman of the Board of Pure.

               6. Defendant George G. Staley is Executive Vice President and a director of the Company.

               7. Defendant Timothy H. Ling is a director of the Company. He is also President and COO of Unocal.

               8. Defendant Darrell D. Chessum is a director of the Company. He is also Treasurer of Unocal.

               9. Defendant Graydon H. Laughbaum is a director of the Company. He is also Advisor of Unocal.

               10    Defendants Herbert C. Williamson, III, Keith A. Covington,
and H.D. Maxwell are directors of the Company.

               11. The defendants named in paragraphs 5 through 10 (the "Individual Defendants") are in a fiduciary relationship with plaintiff and the other public stockholders of Pure and owe them the highest obligations of good faith and fair dealing.

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                12.    Defendant Unocal, through its approximately 65% ownership
of Pure and having persons affiliated with on Pure's board, has effective and working control of Pure. As such, defendant Unocal is in a fiduciary relationship with plaintiff and the other public stockholders of Pure and owes them the highest obligations of good faith and fair dealing.

                            CLASS ACTION ALLEGATIONS

                13. Plaintiff brings this action individually and as a class action pursuant to Court of Chancery Rule 23, on behalf of all Pure stockholders (except defendants herein and any person, firm, trust, corporation or other entity related to or affiliated with any of the defendants) and their successors in interest, who are or will be threatened with injury arising from defendants' actions as more fully described herein.

                14.    This action is properly maintainable as a class action.

                15. The class of stockholders for whose benefit this action is brought is so numerous that joinder of all Class members is impracticable.

                16. There are questions of law and fact which are common to the Class including, inter alia the following:

                       (a) whether the Individual Defendants have breached their fiduciary and other common law duties owed by them to plaintiff and the members of the Class;

                       (b) whether plaintiff and the other members of the Class will be damaged irreparably by defendants' failure to take action designed to obtain the best value for the public shareholders' interest in Pure.

                17. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. The claims of plaintiff are typical of the claims of

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the other members of the Class and plaintiff has the same interests as the other members of the Class. Accordingly, plaintiff will fairly and adequately represent the Class.

         18. The prosecution of separate actions by individual members of the Class would create a risk of inconsistent or varying adjudications with respect to individual members of the Class and establish incompatible standards of conduct for the party opposing the Class.

         19. Defendants have acted and are about to act on grounds generally applicable to the Class, thereby making appropriate final injunctive relief with respect to the Class as a whole.

                             SUBSTANTIVE ALLEGATIONS

         20. On August 20, it was announced that Unocal offered, through its subsidiary Union Oil Company of California, to acquire all of the outstanding shares of Pure, it does not already own, for .6527 shares of Unocal common stock for each Pure share owned by the public shareholders.

         21. The consideration to be paid to Class members in the transaction is unfair and inadequate because, among other things, the intrinsic value of Pure's common stock is materially in excess of the amount offered for those securities in the proposed acquisition given the stock's current trading price and the Company's prospects for future growth and earnings.

         22. Unocal has timed its offer to take advantage of the decline in the market price of Pure's stock. The offer has the effect of capping the market for Pure's stock to facilitate Unocal's plan to obtain the public interest in Pure as cheaply as possible.

         23. Under the circumstances, the Individual Defendants are obligated to explore all alternatives to maximize shareholder value.

         24. The defendants have breached their duty of loyalty to Pure stockholders by

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using their control of Pure to force plaintiff and the Class to sell their equity interest in Pure at an unfair price, and deprive Pure's public shareholders of maximum value to which they are entitled. The Individual Defendants have also breached their duties of loyalty and due care by not taking adequate measures to ensure that the interests of Pure's public shareholders are properly protected from overreaching. Unocal has breached its fiduciary duties, which arise from its effective control of Pure, by using such effective control for its own benefit and at the expense of the Class.

           25. The terms of transaction are grossly unfair to the Class, and the unfairness is compounded by the gross disparity between the knowledge and information possessed by defendants by virtue of their positions of control of Pure and that possessed by Pure's public shareholders. Defendants' scheme and intent is to take advantage of this disparity and to induce the Class to relinquish their shares in the acquisition at an unfair price on the basis of incomplete or inadequate information.

           26. Absent injunctive relief, defendants will breach their fiduciary duties owed to plaintiff and the other members of the Class, all to the irreparable harm of the Class.

           27. Plaintiff has no adequate remedy at law.

           WHEREFORE, plaintiff demands judgment as follows:

           A.  declaring this to be a proper class action;

           B. enjoining, preliminarily and permanently, the acquisition under the terms presently proposed;

           C. to the extent, if any, that the transaction complained of is consummated prior to the entry of this Court's final judgment, rescinding the same or awarding rescissory damages to the Class;

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          D.   directing that defendants account to plaintiff and the Class for all damages caused to them and account for all profits and any special benefits obtained by defendants as a result of their unlawful conduct;

          E. awarding to plaintiff the costs and disbursements of this action, including a reasonable allowance for the fees and expenses of plaintiff's attorneys and experts; and

          F. granting such other and further relief as the Court deems appropriate.


                                       ROSENTHAL, MONHAIT, GROSS & GODDESS, P.A.


                                       By: /s/ Carmella P. Keener
                                          --------------------------------------
                                       919 North Market Street, Suite 1401
                                       P.O. Box 1070
                                       Wilmington, Delaware 19899
                                       (302) 656-4433

                                       Attorneys for Plaintiff


OF COUNSEL:

FARUQI & FARUQI, LLP
320 East 39th Street
New York, New York 10016
(212) 983-9330

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